Exhibit 10.2

SECOND AMENDMENT TO LETTER AGREEMENT

THIS SECOND AMENDMENT TO LETTER AGREEMENT (the “Amendment”) is entered into effective the 1st day of February, 2006, by Novoste Corporation, a Florida corporation (hereinafter referred to as the “Company”) and Daniel G. Hall (hereinafter referred to as the “Executive”). The Company and Executive are hereinafter referred to collectively, as the “Parties.”

W I T N E S S E T H:

WHEREAS, the Parties have entered into a Letter Agreement dated November 11, 2005, pursuant to which the date of Executive’s termination of employment with the Company was established as December 31, 2005 and pursuant to which the Executive is entitled to receive certain payments upon the termination of his employment; and

WHEREAS, the Company amended the Letter Agreement effective January 1, 2006, to extend the Executive’s employment termination date to January 31, 2006, and

WHEREAS, the Company desires to further extend Executive’s employment beyond January 31, 2006.

NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1. Termination of Employment: The terms of paragraph 1 of the Letter Agreement shall be altered and amended so that the Executive shall continue to be employed by the Company through February 28, 2006.

2. Certain Payments: Paragraph 2 of the letter Agreement, as amended, shall be further amended by adding the following paragraph:

(iv)	a fourth payment (the “Fourth Payment”) in the amount of $16,250, less applicable deductions, including, without limitation, federal and state withholding, to be paid on February 28, 2006, provided, however, that the Executive shall not receive the Fourth Payment if the Executive voluntarily terminates employment with the Company prior to February 28, 2006.

3. All other and further terms and provisions of the Letter Agreement shall remain in full force and effect as entered into by the Parties on November 11, 2005.

IN WITNESS WHEREOF, the Parties have executed this Second Amendment to the Letter Agreement as of the date indicated by their respective names.

Date:

January 30, 2006	/s/ Daniel G. Hall
DANIEL G. HALL

NOVOSTE CORPORATION

Date:

January 30, 2006	By:	/s/ Alfred J. Novak
	Name:	Alfred J. Novak
	Title:	PRESIDENT AND CHIEF EXECUTIVE OFFICER